Mimvi to Host Investor Conference Call on July 24, 2013 at 4:30pm EDT / 1:30 PDT

New Mimvi CEO Qayed Shareef to introduce himself and the Adaptive Media business, as well as provide general company update report

SUNNYVALE, Calif., July 11, 2013 – Mimvi, Inc. (OTCQB: MIMV), a leading mobile search and recommendation technology company, today announced that it will host an investor conference call on Wednesday, July 24, 2013 at 4:30pm EDT / 1:30pm PDT. During the call, new Mimvi CEO Qayed Shareef will introduce himself and the recently-acquired Adaptive Media business, and will also give a general update on the combined company along with thoughts on its future.

Individuals are invited to use the following dial-in information for the call:

Toll-free: (855) 212-0212

International callers: (530) 881-1212

Meeting ID: 795-525-102

“This will be the first of many direct communications I will have with Mimvi shareholders and potential investors,” Shareef said. “I’m a huge believer in transparency, and I’m sure a lot of investors want to know more about me, the Adaptive Media business, and what this deal means for Mimvi’s future. I intend to address these questions and many more on the call.”

Mr. Shareef will cover topics including:

-	An overview on his background and experience in the digital media and technology industry;
-	An explanation of the Adaptive Media business and brief background on its management team;
-	Discussion on the integration of Mimvi’s technology platform into the Adaptive Media business;
-	A status update on various Mimvi-related initiatives, including TrepLabs and the Company’s planned launch of its mobile monetization platform; and
-	His general thoughts on the combined company, future opportunities, and his commitment to creating long-term shareholder value.

“I am thrilled about the opportunity in front of us at Mimvi, and I hope a lot of investors will join in for the call,” Shareef concluded.

Investors interested in submitting questions to Qayed Shareef can email them to investors@mimvi.com or send them through the contact form at http://corp.mimvi.com/contact/. For individuals unable to attend the conference call, a playback will be available by calling: (530) 881-1219 and using the Meeting ID: 795-525-102.

ABOUT ADAPTIVE MEDIA INC.

Based in Mission Viejo, California, Adaptive Media is an audience and content monetization company working with website owners, app developers and video content publishers to better optimize the serving of content and ads together. The company serves as the foundation for content developers looking to engage brand advertisers through integrated, engaging and impactful ads across its content on multiple devices. Adaptive Media’s multi-channel ad delivery and content platform delivers relevant and timely-placed advertising that meets the needs of its publishers’ audiences without interrupting their users’ experiences. For more information, please visit: www.adaptivem.com.

ABOUT MIMVI

Headquartered in Sunnyvale, California, Mimvi, Inc. (MIMV) is a leading mobile search and discovery technology provider. Its proprietary search and “intelligent” recommendation algorithms enable the search and discovery of Mobile Apps, Mobile Content and Mobile Products across multiple devices and platforms, including: Apple’s iPhone and iPad, Google Android, BlackBerry, Windows Phone, Facebook and web applications.  For more information, please visit: www.mimvi.com.

Safe Harbor Statement:
This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. MIMVI has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “potential” and similar expressions. These statements reflect Mimvi’s current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Mimvi’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. MIMVI undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

Investor Contact:
Gerald Kieft
The WSR Group
(772) 219-7525 (tel.)
IR@theWSRgroup.com
www.wallstreetresources.net/mimvi.asp